                                                                   EXHIBIT 10.71

                                            * Text omitted and filed separately,
                                                Confidential Treatment Requested
                                                 under 17 C.F.R. ss 200.80(b)(4)
                                                              200.83 and 240 b-2







                       COLLABORATION AND LICENSE AGREEMENT

                                 BY AND BETWEEN

                           ISIS PHARMACEUTICALS, INC.

                                       AND

                                 HYBRIDON, INC.

                                TABLE OF CONTENTS

                                                                                                      PAGE
                                                                                                      ----

ARTICLE I DEFINITIONS...................................................................................1

   SECTION 1.1   "AFFILIATE"............................................................................1

   SECTION 1.2   "AMINO PATENT RIGHTS"..................................................................2

   SECTION 1.3   "ANTISENSE PRODUCTS"...................................................................2

   SECTION 1.4   "ANTISENSE TECHNOLOGY".................................................................2

   SECTION 1.5   "CONFIDENTIAL INFORMATION".............................................................2

   SECTION 1.6   "DOCKET 104"...........................................................................2

   SECTION 1.7   "DOCKET 105"...........................................................................3

   SECTION 1.8   "DRUG POTENTIATION PATENT RIGHTS"......................................................3

   SECTION 1.9   "EXHIBIT K PATENTS"....................................................................3

   SECTION 1.10  "FACILITATOR PATENT RIGHTS"............................................................3

   SECTION 1.11  "FINDERON PATENT RIGHTS"...............................................................3

   SECTION 1.12  "HYBRIDON ANTISENSE DRUG"..............................................................3

   SECTION 1.13  "HYBRIDON ANTISENSE PATENT RIGHTS".....................................................4

   SECTION 1.14  "HYBRIDON EXCLUDED PATENT RIGHTS"......................................................5

   SECTION 1.15  "HYBRIDON INTELLECTUAL PROPERTY".......................................................5

   SECTION 1.16  "IMMUNE STIMULATION PATENT RIGHTS".....................................................5

   SECTION 1.17  "ISIS INTELLECTUAL PROPERTY RIGHTS"....................................................5

   SECTION 1.18  [*]....................................................................................6

   SECTION 1.19  "MOTIFS"...............................................................................6

   SECTION 1.20  "NAKED SUBLICENSE".....................................................................6

   SECTION 1.21  "NON-PARENT AFFILIATE".................................................................6

   SECTION 1.22  "OPTIMIZATION".........................................................................6

   SECTION 1.23  "PARTY"................................................................................6

   SECTION 1.24  "RIBOZYMES"............................................................................6

   SECTION 1.25  "RIBOZYME TECHNOLOGY"..................................................................6

   SECTION 1.26  "RNASEH DEPENDENT MECHANISMS OF ACTION"................................................7

   SECTION 1.27  "SUBLICENSE INCOME"....................................................................7

* Confidential Treatment Requested

   SECTION 1.28  "SUBLICENSEE"..........................................................................7

   SECTION 1.29  "SUBSIDIARY"...........................................................................7

   SECTION 1.30  "THIRD PARTY LICENSE AGREEMENTS".......................................................8

   SECTION 1.31  "TULLIS NET SALES".....................................................................8

   SECTION 1.32  "TULLIS PATENTS".......................................................................8

   SECTION 1.33  "TULLIS PRODUCT".......................................................................8

   SECTION 1.34  "UMASS PATENT RIGHTS"..................................................................8

   SECTION 1.35  "VALID CLAIM"..........................................................................8


ARTICLE II GRANT OF RIGHTS BY HYBRIDON..................................................................9

   SECTION 2.1   LICENSE GRANT..........................................................................9

   SECTION 2.2   SUBLICENSING RIGHT....................................................................11

   SECTION 2.3   NO IMPLIED LICENSES; RETAINED RIGHTS..................................................13

   SECTION 2.4   COMMERCIALIZATION EFFORTS.............................................................13

   SECTION 2.5   LICENSE AGREEMENTS TO WHICH HYBRIDON IS A PARTY.......................................13

   SECTION 2.6   METHYLGENE LICENSE AGREEMENT..........................................................14

   SECTION 2.7   ORIGENIX LICENSE AGREEMENT............................................................14

   SECTION 2.8   AFFILIATES............................................................................14


ARTICLE III GRANT OF RIGHTS BY ISIS....................................................................14

   SECTION 3.1   LICENSE GRANT.........................................................................14

   SECTION 3.2   SUBLICENSING RIGHT....................................................................14

   SECTION 3.2   AGREEMENT.............................................................................15

   SECTION 3.3   TULLIS PATENTS........................................................................15

   SECTION 3.4   SCOPE OF LICENSE......................................................................16

   SECTION 3.5   NO IMPLIED LICENSES...................................................................17

   SECTION 3.6   LIMITATION ON LICENSE GRANT WITH RESPECT TO TARGET VALIDATION AND GENE
   FUNCTIONALIZATION ACTIVITIES........................................................................17

   SECTION 3.7   NOTICE OF HYBRIDON ANTISENSE DRUGS....................................................17

   SECTION 3.8   AFFILIATES............................................................................17


ARTICLE IV PAYMENT OBLIGATIONS.........................................................................18

   SECTION 4.1    CONSIDERATION FOR LICENSES OF HYBRIDON INTELLECTUAL PROPERTY AND ISIS
   INTELLECTUAL PROPERTY...............................................................................18

   SECTION 4.2   CONSIDERATION FOR SUBLICENSE OF TULLIS PATENTS........................................18

   SECTION 4.3   ISIS SUBLICENSE INCOME................................................................18

   SECTION 4.3   NAKED SUBLICENSE ***..................................................................19

   SECTION 4.4   RECORDS; AUDITS.......................................................................19

   SECTION 4.5   PAYMENT CURRENCY......................................................................19

   SECTION 4.6   LATE PAYMENTS; COLLECTIONS............................................................19


ARTICLE V COLLABORATION................................................................................19


ARTICLE VI INTELLECTUAL PROPERTY PROTECTION............................................................20

   SECTION 6.1   PATENT PROSECUTION AND COOPERATION....................................................20

   SECTION 6.2   ENFORCEMENT OF HYBRIDON ANTISENSE PATENT RIGHTS.......................................25


ARTICLE VII CONFIDENTIALITY............................................................................27

   SECTION 7.1   CONFIDENTIAL INFORMATION..............................................................27

   SECTION 7.1   RECEIVING PARTY UNDER THIS SECTION 7.1................................................28


ARTICLE VIII DISPUTE RESOLUTION........................................................................28


ARTICLE IX TERM AND TERMINATION........................................................................29

   SECTION 9.1   TERM..................................................................................29

   SECTION 9.2   TERMINATION OF LICENSES AND SUBLICENSES FOR BREACH....................................30

   SECTION 9.3   TERMINATION OF SUBLICENSE OF TULLIS PATENTS...........................................31

   SECTION 9.4   SURVIVAL..............................................................................31

   SECTION 9.5   SUBLICENSE SURVIVAL...................................................................32

   SECTION 9.6   FAILURE TO MAKE MASTER AGREEMENT DELIVERIES...........................................32


ARTICLE X MISCELLANEOUS PROVISIONS.....................................................................32

   SECTION 10.1   INDEMNIFICATION......................................................................32

   SECTION 10.2   GOVERNING LAW........................................................................33

   SECTION 10.3   ASSIGNMENT...........................................................................33

   SECTION 10.4   ENTIRE AGREEMENT; AMENDMENTS.........................................................33

   SECTION 10.5   NOTICES..............................................................................34

   SECTION 10.6   FORCE MAJEURE........................................................................34

   SECTION 10.7   DISCLOSURE OF PROVISIONS OF AGREEMENT.................................................35

   SECTION 10.8   INDEPENDENT CONTRACTORS...............................................................36

   SECTION 10.9   NO STRICT CONSTRUCTION................................................................36

   SECTION 10.10  HEADINGS..............................................................................36

   SECTION 10.11  NO IMPLIED WAIVERS; RIGHTS CUMULATIVE.................................................36

   SECTION 10.12  SEVERABILITY..........................................................................36

   SECTION 10.13  EXECUTION IN COUNTERPARTS.............................................................36

   SECTION 10.14  NO CONSEQUENTIAL DAMAGES..............................................................37

   SECTION 10.15  PATENT VALIDITY.......................................................................37



Exhibit A
  through
  Exhibit G -  Omitted
Exhibit H-1 -  Third Party License Agreements
Exhibit H-2 -  Other License Agreements
Exhibit I   -  Tullis Patents
Exhibit J   -  UMass Agreement
Exhibit K   -  Excluded Hybridon Intellectual Property
Exhibit L   -  UMass Patent Rights
Exhibit M   -  Drug Potentiation Patent Rights
Exhibit N*  -  Tullis Agreement

* Confidential Treatment Requested

                       COLLABORATION AND LICENSE AGREEMENT

         This Collaboration and License Agreement (the "Agreement") is entered into as of the 24th day of May, 2001 (the "Effective Date") by and between Isis Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware ("Isis"), and Hybridon, Inc., a corporation organized and existing under the laws of the State of Delaware ("Hybridon").

                                  INTRODUCTION

     1. Hybridon is the owner or has the right to use under license certain patents and patent applications relating to the practice of Antisense Technology (as defined below).

     2. Isis is the owner or has the right to use under license certain patents and patent applications relating to the practice of Antisense Technology.

     3. Hybridon and Isis are interested in licensing or sublicensing to the other party these patents and patent applications and in collaborating from time to time on the further research and development of Antisense Products.

     4. Hybridon and Isis have entered into a Master Agreement dated as of the date hereof (the "Master Agreement").

     5. Isis and Hybridon each recognizes that the other Party has expended significant efforts and resources in the research and development of Antisense Technology and the payments to be made under the Master Agreement to each Party for the patent licenses and sublicenses granted hereunder will allow each Party to recoup such expenditures.

     NOW, THEREFORE, Hybridon and Isis agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

When used in this Agreement, each of the following terms shall have the meanings set forth in this Article I:

     Section 1.1 "AFFILIATE". Affiliate shall mean, with respect to a person or entity, any corporation, company, partnership, joint venture or other entity which controls, is controlled by, or is under common control with such person or entity. For purposes of this Section 1.1 and Section 1.21, "control" shall mean
(a) in the case of corporate entities, direct or indirect ownership of fifty percent (50%) or more of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of fifty percent (50%) or more of the equity interest with the power to direct the management and policies of such non-corporate entities, provided that in either such case such person or entity has the power to direct the management and policies of such entities, whether by contract or through representation on the board of directors or other governing body of such entities.

     Section 1.2 "AMINO PATENT RIGHTS". Amino Patent Rights shall mean the claims of all patents and patent applications set forth on EXHIBIT A hereto and any continuations or divisions thereof, any patent issued with respect to any such patent applications, any reissue, reexamination, renewal or extension (including any supplemental patent certificate) of any such patent, any confirmation patent or registration patent or patent of addition based on any such patent, and all foreign counterparts of any of the foregoing.

     Section 1.3 "ANTISENSE PRODUCTS". Antisense Products shall mean oligonucleotides or oligonucleotide analogs or mimics thereof targeted to a specific sequence of RNA that hybridize to such sequence and through such hybridization modulate the production of the targeted gene product. The term Antisense Products shall not include Ribozymes.

     Section 1.4 "ANTISENSE TECHNOLOGY". Antisense Technology shall mean the use of any oligonucleotide or oligonucleotide analog or mimic thereof targeted to a specific sequence of RNA that hybridizes to such sequence and through such hybridization modulates the production of the targeted gene product. The term Antisense Technology shall not include Ribozyme Technology.

     Section 1.5 "CONFIDENTIAL INFORMATION". Confidential Information shall mean all information, including, without limitation, proprietary information and materials (whether or not patentable) regarding a Party's technology, products, business information or objectives, which is designated as confidential in writing by the disclosing Party, whether by letter or by the use of an appropriate stamp or legend, prior to or at the time any such information is disclosed by the disclosing Party to the other Party. Notwithstanding the foregoing, all information which is orally, electronically or visually disclosed by a Party, or is disclosed in writing without an appropriate letter, stamp or legend, shall constitute Confidential Information of a Party if the disclosing Party, within thirty (30) days after such disclosure, delivers to the other Party a written document or documents describing the information and referencing the place and date of such oral, visual, electronic or written disclosure and the names of the persons to whom such disclosure was made.

     Section 1.6 "DOCKET 104". Docket 104 shall mean all patents and patent applications set forth on EXHIBIT B-1 hereto and any continuations or divisions thereof, any patent issued with respect to any such patent applications, any reissue, reexamination, renewal or extension (including any supplemental patent certificate) of any such patent, any confirmation patent or registration patent or patent of addition based on any such patent, and all foreign counterparts of any of the foregoing.

     Section 1.7 "DOCKET 105". Docket 105 shall mean all patents and patent applications set forth on EXHIBIT B-2 hereto and any continuations or divisions thereof, any patent issued with respect to any such patent applications, any reissue, reexamination, renewal or extension (including any supplemental patent certificate) of any such patent, any confirmation patent or registration patent or patent of addition based on any such patent, and all foreign counterparts of any of the foregoing.

     Section 1.8 "DRUG POTENTIATION PATENT RIGHTS". Drug Potentiation Patent Rights shall mean the claims of all patents and patent applications set forth on EXHIBIT M hereto and any continuations or divisions thereof, any patent issued with respect to any such patent applications, any reissue, reexamination, renewal or extension (including any supplemental patent certificate) of any such patent, any confirmation patent or registration patent or patent of addition based on any such patent, and all foreign counterparts of any of the foregoing.

     Section 1.9 "EXHIBIT K PATENTS". Exhibit K Patents shall mean the claims of all patents and patent applications set forth on EXHIBIT K hereto and any continuations or divisions thereof, any patent issued with respect to any such patent applications, any reissue, reexamination, renewal or extension (including any supplemental patent certificate) of any such patent, any confirmation patent or registration patent or patent of addition based on any such patent, and all foreign counterparts of any of the foregoing.

     Section 1.10 "FACILITATOR PATENT RIGHTS". Facilitator Patent Rights shall mean the claims of all patents and patent applications set forth on EXHIBIT C hereto and any continuations or divisions thereof, any patent issued with respect to any such patent applications, any reissue, reexamination, renewal or extension (including any supplemental patent certificate) of any such patent, any confirmation patent or registration patent or patent of addition based on any such patent, and all foreign counterparts of any of the foregoing.

     Section 1.11 "FINDERON PATENT RIGHTS". Finderon Patent Rights shall mean the claims of all patents and patent applications set forth on EXHIBIT D hereto and any continuations or divisions thereof, any patent issued with respect to any such patent applications, any reissue, reexamination, renewal or extension (including any supplemental patent certificate) of any such patent, any confirmation patent or registration patent or patent of addition based on any such patent, and all foreign counterparts of any of the foregoing.

     Section 1.12 "HYBRIDON ANTISENSE DRUG". Hybridon Antisense Drug shall mean an Antisense Product which is a therapeutic or prophylactic product for the treatment or prevention of disease in a human or an animal that is discovered, developed and/or Optimized either by Hybridon or a Subsidiary alone or as part of a "bona fide drug discovery collaboration".

     For purposes of this Section 1.12 only, a "bona fide drug discovery collaboration" is an arrangement between Hybridon or a Subsidiary and a third party (i) in which the intent of the collaborators in engaging in discovery, development and/or Optimization activities is to discover, develop, Optimize and commercialize an Antisense Product. [*] Initiation of IND supporting toxicology is the initiation of animal toxicity studies in support of the filing of an Investigational New Drug application with the U.S. Food and Drug Administration or a similar regulatory filing with a similar regulatory authority in another jurisdiction. If a contractor (which is not the third party collaborator) in the business of performing preclinical studies provides such services through the performance of IN VIVO animal studies under the supervision of Hybridon or a Subsidiary, the services so provided shall be treated as work performed directly by Hybridon or a Subsidiary for purposes of this definition. Work performed by a contractor of, and paid for by, Hybridon or a Subsidiary under the supervision of Hybridon or a Subsidiary shall be treated as work performed directly by Hybridon or a Subsidiary for purposes of this definition. The Parties acknowledge that a part of the discovery, development and Optimization of an Hybridon Antisense Drug may involve the validation and prioritization of gene targets to form the basis for antisense drug discovery activities.

     In the event of a sale or other transfer of the assets of Hybridon, no Antisense Product developed by the acquiring company prior to the acquisition will be deemed to be a Hybridon Antisense Drug unless (i) such acquiring company acquires all or substantially all of the assets of the antisense business of Hybridon, and (ii) such Antisense Product [*] by the acquiring company prior to the acquisition; provided, however, that an Antisense Product that would qualify as a Hybridon Antisense Drug irrespective of the acquisition will not lose its status as such as a result of such acquisition.

     Section 1.13 "HYBRIDON ANTISENSE PATENT RIGHTS". Hybridon Antisense Patent Rights shall mean the claims of all patents and patent applications and any continuations or divisions thereof, whether now existing, now filed or later filed on inventions invented, licensed or sublicensed by Hybridon prior to April 26, 2001, any patent issued with respect to any such patent applications, any reissue, reexamination, renewal or extension (including any supplemental patent certificate) of any such patent, any confirmation patent or registration patent or patent of addition based on any such patent, and all foreign counterparts of any of the foregoing, which Hybridon owned or had the right to sublicense as of April 26, 2001 and which are necessary or useful to practice Antisense Technology, including without limitation the patents and patent applications set forth on EXHIBIT E, but not including the Hybridon Excluded Patent Rights and the patents and patent

* Confidential Treatment Requested
applications licensed to Hybridon (the "Hybridon IDT Patent Rights") pursuant to the Non-Exclusive License Agreement dated as of March 12, 1999 between Integrated DNA Technologies, Inc. ("IDT") and Hybridon.

     Section 1.14 "HYBRIDON EXCLUDED PATENT RIGHTS". Hybridon Excluded Patent Rights shall mean the Amino Patent Rights, Docket 104, Docket 105, Facilitator Patent Rights, Finderon Patent Rights, Immune Stimulation Patent Rights, Drug Potentiation Patent Rights and the Exhibit K Patents.

     Section 1.15 "HYBRIDON INTELLECTUAL PROPERTY". Hybridon Intellectual Property shall mean collectively the Hybridon Antisense Patent Rights and the Hybridon Excluded Patent Rights (all solely to the extent licensed to Isis under Section 2.1), but shall exclude the Hybridon IDT Patent Rights.

     Section 1.16 "IMMUNE STIMULATION PATENT RIGHTS". Immune Stimulation Patent Rights shall mean the claims of all patents and patent applications set forth on EXHIBIT F hereto and any continuations or divisions thereof, any patent issued with respect to any such patent applications, any reissue, reexamination, renewal or extension (including any supplemental patent certificate) of any such patent, any confirmation patent or registration patent or patent of addition based on any such patent, and all foreign counterparts of any of the foregoing.

     Section 1.17 "ISIS INTELLECTUAL PROPERTY RIGHTS". Isis Intellectual Property Rights shall mean the claims that cover Motifs or RNaseH Dependent Mechanisms of Action of all patents and patent applications and any continuations or divisions thereof, whether now existing, now filed or later filed on inventions invented, licensed or sublicensed by Isis prior to April 26, 2001, any patent issued with respect to any such patent applications, any reissue, reexamination, renewal or extension (including any supplemental patent certificate) of any such patent, any confirmation patent or registration patent or patent of addition based on any such patent, and all foreign counterparts of any of the foregoing, which Isis owned or had the right to sublicense as of April 26, 2001, including without limitation the patents and patent applications set forth on EXHIBIT G hereto; provided, however, that Isis Intellectual Property Rights shall not include manufacturing methods, including without limitation reagents, synthons and processes used in manufacturing and analyzing oligonucleotides; chemistries, including without limitation modifications made to the backbone, sugar or base of an oligonucleotide and oligonucleotide conjugates (including the chemistries of the conjugate and the conjugation methods); formulations, including without limitation methods and reagents for delivery and uptake of oligonucleotides; gene-related patents, including without limitation patents to specific gene structures, gene targets and treatments based upon a genetic target; and patents and patent applications licensed to Isis pursuant to the Non-Exclusive License Agreement dated March 19, 1999 between IDT and Isis.

     Section 1.18 [*]

     Section 1.19 "MOTIFS". Motifs shall mean hybrid oligonucleotide structures that have at least two regions within the oligonucleotide that have different chemistries, one of which will support cleavage via RNaseH Dependent Mechanisms of Action. Motifs do not include specific chemistries necessary or useful to create or Optimize such structures, whether or not such chemistries are also disclosed by or claimed in the same patent or patent application.

     Section 1.20 "NAKED SUBLICENSE". Naked Sublicense shall mean any license or sublicense of intellectual property granted by a Party or a Subsidiary to a third party other than a license or sublicense which is granted as part of a bona fide research, development, manufacturing or commercialization collaboration between the Party or a Subsidiary and the third party (it being agreed by the Parties that the definition of the term "collaboration" in this
Section 1.20 shall not be interpreted by reference to the definition of collaboration used in Section 1.12). For purposes of this definition, a bona fide research, development, manufacturing or commercialization collaboration may include collaborative research and discovery, including without limitation gene functionalization and target validation.

     Section 1.21 "NON-PARENT AFFILIATE". Non-Parent Affiliate shall mean, with respect to a person or entity, any Affiliate of such person or entity other than any corporation, company, partnership, joint venture or other entity which controls (as defined in Section 1.1) such person or entity.

     Section 1.22 "OPTIMIZATION". Optimization shall mean the process by which the properties of an Antisense Product are improved by making chemical modifications to such Antisense Product or by selecting a different sequence of RNA for such Antisense Product.

     Section 1.23 "PARTY". Party shall mean Isis or Hybridon; "Parties" shall mean Isis and Hybridon. As used in this Agreement, references to "third parties" do not include a Party or its Subsidiaries.

     Section 1.24 "RIBOZYMES". Ribozymes shall mean oligonucleotides or oligonucleotide analogs or mimics containing a catalytic core having a bulge or stem loop and regions flanking the catalytic core that hybridize to a targeted RNA and modulate the targeted RNA by cleavage at a site next to a specific ribonucleotide triplet by an oligonucleotide catalyzed transesterification reaction.

     Section 1.25 "RIBOZYME TECHNOLOGY". Ribozyme Technology shall mean the use of any oligonucleotides or oligonucleotide analogs or mimics thereof containing a catalytic core having a bulge or stem loop and regions flanking the catalytic core that hybridize to a targeted RNA and modulate the targeted RNA by cleavage at a site next to a specific ribonucleotide triplet by an oligonucleotide catalyzed transesterification reaction.

* Confidential Treatment Requested

     Section 1.26 "RNASEH DEPENDENT MECHANISMS OF ACTION". RNaseH Dependent Mechanisms of Action shall mean methods of using RNaseH enzymes to cleave a targeted RNA in vitro or in vivo. RNaseH Dependent Mechanisms of Action do not include chemistries necessary or useful to facilitate or Optimize such cleavage, whether or not such chemistries are also disclosed by or claimed in the same patent or patent application.

     Section 1.27 "SUBLICENSE INCOME". Sublicense Income shall mean all consideration received from Sublicensees by Isis or a Subsidiary pursuant to a Naked Sublicense by Isis or a Subsidiary which covers, in whole or in part, Hybridon Intellectual Property and all consideration received from Sublicensees by Isis or an Affiliate pursuant to a Naked Sublicense not involving Hybridon Intellectual Property if such Naked Sublicense arose out of the same transaction as, or was otherwise related to, a Naked Sublicense which covers, in whole or in part, Hybridon Intellectual Property. Sublicense Income does not include (i) payments made by a Sublicensee in consideration for the issuance of equity or debt securities of Isis to the extent such payments do not exceed the fair market value of the securities being issued. [*] If non-monetary consideration is received from Sublicensees by Isis or its Subsidiaries, then a commercially reasonable monetary value will be assigned for purposes of calculating Sublicense Income.

     Section 1.28 "SUBLICENSEE". Sublicensee shall mean any third party granted the right hereunder by a Party, its Subsidiaries or a Sublicensee having the right to grant further sublicenses, to discover, develop, make, have made, use, sell, have sold, offer to sell, import or have imported products covered by the Hybridon Intellectual Property (in the case of a Sublicensee of Isis, its Subsidiaries or a Sublicensee having the right to grant further sublicenses) or Isis Intellectual Property or Tullis Patents (in the case of a Sublicensee of Hybridon, its Subsidiaries or a Sublicensee having the right to grant further sublicenses).

     Section 1.29 "SUBSIDIARY". Subsidiary shall mean with respect to a Party, any corporation, company, partnership, joint venture or other entity, 100% of the equity securities of which are directly or indirectly owned by such Party; provided, however, that if such Party does not directly or indirectly own 100% of the equity securities of the entity, such entity shall nevertheless be deemed a Subsidiary for purposes of this definition if the equity securities not owned directly or indirectly by such Party consist solely of: (a) director qualifying shares, (b) equity securities of the entity owned by employees, directors or officers of the Party or the entity so long as such ownership by employees, directors and officers does not exceed 10% of the equity securities of the entity and/or (c) in the case of entities, the operations of which are substantially conducted outside the United States, equity securities of the entity owned by financial investors so long as such ownership by financial investors does not exceed 20% of the equity securities of the entity. For purposes of this Section 1.29, indirect ownership shall mean ownership through an entity or a chain

* Confidential Treatment Requested
of entities as to each member of which the Party or another entity in the chain owns 100% of the equity securities (other than director qualifying shares).

     Section 1.30 "THIRD PARTY LICENSE AGREEMENTS". Third Party License Agreements shall mean those agreements set forth on EXHIBIT H-1 attached hereto pursuant to which Hybridon has licensed Hybridon Intellectual Property to third parties.

     Section 1.31 "TULLIS NET SALES". Tullis Net Sales shall mean the gross sales revenues received by Hybridon, its Subsidiaries or Sublicensees from the sale of Tullis Products, minus (a) all sales, use, and excise taxes, and customs duties or other charges; (b) transportation and handling charges (including transport insurance) actually incurred and paid by the buyer as part of the purchase price; and (c) amounts repaid or credited by reason of rejections or returns. Sales of a Tullis Product by Hybridon to a Subsidiary of Hybridon for sale by the Subsidiary shall not be considered a sale of Tullis Products hereunder.

     Section 1.32 "TULLIS PATENTS". Tullis Patents shall mean the Technology Rights (as defined in the Non-Exclusive Patent License Agreement dated September 14, 1992 (the "Tullis Agreement") between Isis and Molecular Biosystems, Inc. ("MBI")) licensed by Isis from MBI under the Tullis Agreement, including without limitation the patents and patent applications set forth on EXHIBIT I hereto.

     Section 1.33 "TULLIS PRODUCT". Tullis Product shall mean any product whose use, manufacture or sale by Hybridon, its Subsidiaries or Sublicensees, in any jurisdiction in which a patent which is a Tullis Patent has been allowed, would but for the provisions of Section 3.3 constitute an infringement of such patent.

     Section 1.34 "UMASS PATENT RIGHTS". UMass Patent Rights shall mean the Patent Rights (as defined in the UMass Agreement (as defined below)) licensed by Hybridon from UMass under the UMass Agreement, including without limitation the patents and patent applications set forth on EXHIBIT L hereto.

     Section 1.35 "VALID CLAIM". Valid Claim shall mean a claim which (i) in the case of any unexpired United States or foreign patent, shall not have been donated to the public, disclaimed or held invalid or unenforceable by a court of competent jurisdiction in an unappealed or unappealable decision, or (ii) in the case of any United States or foreign patent application, shall not have been permanently cancelled, withdrawn, abandoned or been pending for more than seven
(7) years.

                                   ARTICLE II

                           GRANT OF RIGHTS BY HYBRIDON
                           ---------------------------

Section 2.1  LICENSE GRANT.

          (a) License Grant to Hybridon Antisense Patent Rights. Subject to the terms and conditions of this Agreement, including without limitation Hybridon's retained rights under Section 2.3 and Section 2.5(a) of this Agreement, Hybridon hereby grants to Isis and its Subsidiaries an exclusive worldwide license or sublicense, as applicable, under the Hybridon Antisense Patent Rights, to practice Antisense Technology and to discover, develop, make, have made, use, sell, have sold, offer to sell, import and have imported Antisense Products. These rights shall only be sublicensable as explicitly provided in Section 2.2.

          (b) Limited License Grant to Hybridon Excluded Patent Rights. Subject to the terms and conditions of this Agreement, including without limitation Hybridon's retained rights under Section 2.3 and Section 2.5(a) of this Agreement, Hybridon hereby grants to Isis and its Subsidiaries the limited worldwide licenses or sublicenses, as applicable, under the Hybridon Excluded Patent Rights to practice Antisense Technology and to discover, develop, make, have made, use, sell, have sold, offer to sell, import and have imported Antisense Products, in each case solely to the extent specifically described below. These rights shall only be sublicensable as explicitly provided in
Section 2.2.

          (i)    [*]

          (ii)   [*]

          (iii) under the Immune Stimulation Patent Rights (A) to discover, develop, make, have made, use, sell, have sold, offer to sell, import and have imported Antisense Products which contain modifications which have neutralized the immune stimulation caused by an immunostimulatory CpG dinucleotide in such Antisense Products, (B) to practice Antisense Technology using oligonucleotides which contain modifications which have neutralized the immune stimulation caused by an immunostimulatory CpG dinucleotide in such oligonucleotides, and (C) to discover, develop, make, have made, use, sell, have sold, offer to sell, import and have imported Antisense Products which target genes involved in immunity modulation;

          (iv) under the Facilitator Patent Rights to discover, develop, make, have made, use, sell, have sold, offer to sell, import

* Confidential Treatment Requested
                 and have imported Antisense Products and practice Antisense Technology, provided that neither such Antisense Products nor such Antisense Technology use, or are used with, a Ribozyme or Ribozyme Technology;

          (v) under the Finderon Patent Rights to discover, develop, make, have made, use, sell, have sold, offer to sell, import and have imported Antisense Products and practice Antisense Technology, provided that neither such Antisense Products nor such Antisense Technology use, or are used with, a Ribozyme or Ribozyme Technology;

          (vi) under the Amino Patent Rights to discover, develop, make, have made, use, sell, have sold, offer to sell, import and have imported Antisense Products and practice Antisense Technology, provided that such Antisense Products and Antisense Technology use, or are used with, the technology covered by the claims of the Amino Patent Rights solely for the conjugation of functional groups for therapeutic or prophylactic purposes only;

          (vii) under the Drug Potentiation Patent Rights to discover, develop, make, have made, use, sell, have sold, offer to sell, import and have imported Antisense Products and practice Antisense Technology, which Antisense Products and Antisense Technology primarily act against a gene target implicated in cancer through an antisense mechanism, but which may incidentally potentiate an anti-cancer prodrug; and

          (viii) under the Exhibit K Patents to discover, develop, make, have made, use, sell, have sold, offer to sell, import and have imported Antisense Products and practice Antisense Technology; provided, however, that the license contemplated by this clause (viii) shall not extend to Antisense Products or Antisense Technology related to specific claimed gene targets or pseudo-cyclic oligonucleotide structures and applications.

     The Parties agree that if, during the term of the license and sublicense granted by Hybridon to Isis and its Subsidiaries in this Section 2.1(b), a claim issues from any patent application included in Hybridon Excluded Patent Rights that is necessary or useful for the practice of Antisense Technology, Hybridon shall not use such claim to preclude or otherwise interfere with the ability of Isis or its Subsidiaries to discover, develop, make, have made, use, sell, have sold, offer to sell, import and have imported Antisense Products and practice Antisense Technology; provided, however, that to the extent that the license or sublicense grant set forth above in this Section 2.1(b) is limited in scope as to its application to Antisense Products or Antisense Technology, such limitation shall also be applicable to the restrictions on Hybridon's rights to preclude or otherwise interfere with Isis and its Subsidiaries set forth in this paragraph (i.e., if the license or sublicense grant is not applicable, Hybridon shall not be restricted from precluding or interfering).

          (c) The licenses and sublicenses granted by Hybridon to Isis and its Subsidiaries in Sections 2.1(a) and (b) to the extent such licenses or sublicenses cover UMass Patent Rights are subject to, without limitation Sections 2.2(a), 2.2(b), 2.2(d), 2.6, 2.7, 4.3(a), 4.3(d), 7.1, 10.4 and
     12.4(a) of the License Agreement dated as of February 21, 1990 and restated as of September 8, 1993 by and between Hybridon and University of Massachusetts Medical Center (formerly the Worcester Foundation for Biomedical Research, Inc. and referred to herein as "UMass") (the "UMass Agreement"). A copy of the UMass Agreement is attached to this Agreement as EXHIBIT J. Hybridon hereby represents and warrants as of the date hereof:
     (i) that Exhibit J is a true, correct and complete copy of the UMass Agreement and all amendments and/or other changes thereto, (ii) that the UMass Agreement is in full force and effect, (iii) that Hybridon is not in default thereunder and (iv) that there has been no waiver of rights by Hybridon thereunder. Hybridon further represents and warrants as of the date hereof that Isis shall have no payment obligation to UMass arising out of the execution and delivery of this Agreement or the sublicensing by Hybridon of the UMass Patent Rights hereby and that any payment obligations that do arise under the UMass Agreement shall be the sole responsibility of Hybridon; provided that Isis may have payment obligations to UMass directly in the case of a termination of the UMass Agreement pursuant to the last paragraph of Section 2.2(c) of the UMass Agreement.

     Section 2.2 SUBLICENSING RIGHT.

          (a) Isis and its Subsidiaries shall have the right to grant sublicenses under the licenses and sublicenses from Hybridon set forth in
     Section 2.1 above to third parties. Each such sublicense shall be subject and subordinate to, and consistent with, the terms and conditions of this Agreement, and shall provide that any Sublicensee shall have no right to grant further sublicenses except on terms consistent with this Section 2.2. In the event of a material default by any Sublicensee under a sublicense agreement, Isis will inform Hybridon and take commercially reasonable efforts to cause the Sublicensee to cure the default or will terminate the sublicense or, if Isis is not the sublicensor under such sublicense, Isis will cause the sublicensor under such sublicense to take commercially reasonable efforts to cause the Sublicensee to cure the default or to terminate such sublicense; provided, however that none of Isis, its Subsidiaries or the sublicensor under such sublicense shall be responsible to Hybridon for the default by the Sublicensee under the sublicense agreement.

          (b) (i) Isis shall provide UMass with a copy of any sublicense granted pursuant to this Section 2.2 by Isis or its Subsidiaries or Sublicensees which includes a sublicense of UMass Patent Rights, within thirty (30) days after the grant of such sublicense. Hybridon shall use its reasonable best efforts to cause UMass to enter into a confidentiality agreement with Isis with respect to sublicenses provided to UMass under this clause (i) (it being understood that Hybridon shall not be obligated to make any payment or to provide any other consideration to UMass for such confidentiality agreement by UMass).

               (ii) Isis shall provide Hybridon with written notice of any sublicense (an "Isis Sublicense") granted pursuant to this Section 2.2 by Isis or its Subsidiaries or Sublicensees within thirty (30) days after the grant of such sublicense, such written notice specifying the name of the Sublicensee, the date of the sublicense and whether such Isis Sublicense includes UMass Patent Rights or is a Naked Sublicense. Hybridon shall have the right, not more than twice during any calendar year, to have any Isis Sublicense reviewed by an independent third party chosen by Hybridon to ascertain whether such Isis Sublicense includes UMass Patent Rights or is a Naked Sublicense. Isis shall cooperate in all reasonable respects with the review of such Isis Sublicense by the independent third party under this Section 2.2(b)(ii), including without limitation responding to questions directed at determining whether such Isis Sublicense includes UMass Patent Rights or is a Naked Sublicense. Hybridon shall pay all costs of such review; provided, however, that if, contrary to the information provided by Isis in the written notice provided to Hybridon in connection with the grant of such Isis Sublicense, such Isis Sublicense does in fact include UMass Patent Rights or is a Naked Sublicense, Isis shall reimburse Hybridon for the costs of such review. If the independent third party determines that such Isis Sublicense includes UMass Patent Rights or is a Naked Sublicense, such independent third party shall notify Isis and Hybridon. If Isis disagrees with the determination of the independent third party, the third party shall be permitted hereunder to provide Hybridon with a copy of the Isis Sublicense.

          (c) Any Naked Sublicense of Hybridon Intellectual Property by Isis or its Subsidiaries to (i) third parties which are parties to license or sublicense agreements with Isis or its Affiliates or Subsidiaries not involving Hybridon Intellectual Property and (ii) Affiliates of Isis or its Subsidiaries shall be made by Isis or its Subsidiaries on commercially reasonable terms. Isis and its Subsidiaries shall not sublicense Hybridon Intellectual Property separately from any intellectual property of Isis or its Affiliates or Subsidiaries, including without limitation the Isis Intellectual Property, for the purpose of reducing the amount of Sublicense Income payable by Isis or its Subsidiaries to Hybridon under Section 4.3.

     Section 2.3 NO IMPLIED LICENSES; RETAINED RIGHTS. Other than those rights and licenses explicitly granted herein, no right or license under the Hybridon Intellectual Property is granted to Isis or its Subsidiaries or Sublicensees. Notwithstanding the rights and licenses granted herein, Hybridon shall retain its rights under the Hybridon Intellectual Property for all purposes, including without limitation its rights to discover, develop, make, have made, use, sell, have sold, offer to sell, import and have imported Antisense Products, to practice Antisense Technology and to license or sublicense Hybridon Intellectual Property; provided, that, except for licenses and sublicenses provided under the Third Party License Agreements, Hybridon and its Subsidiaries shall not grant any Naked Sublicenses of the Hybridon Antisense Patent Rights to any third parties (other than Subsidiaries).

     Section 2.4 COMMERCIALIZATION EFFORTS. Isis hereby agrees to undertake reasonable efforts to bring one or more products covered by a claim of the UMass Patent Rights into commercial use as quickly as is reasonably possible.

     Section 2.5 LICENSE AGREEMENTS TO WHICH HYBRIDON IS A PARTY.

          (a) Notwithstanding Section 2.1 of this Agreement, Hybridon shall not and is not licensing or sublicensing to Isis or its Subsidiaries any rights under the Hybridon Intellectual Property to the extent that such Hybridon Intellectual Property has been licensed or sublicensed by Hybridon under the Third Party License Agreements.

          (b) Hybridon hereby represents and warrants as of the date hereof that, except for the agreements set forth on EXHIBIT H-2 attached hereto:
     (i) Hybridon has not entered into any agreement under which it has licensed from another party any of the Hybridon Intellectual Property and (ii) Hybridon has not entered into any agreement under which it has licensed to another party any of the Hybridon Intellectual Property other than the Third Party License Agreements.

          (c) Hybridon agrees that it shall not amend or expand any Third Party License Agreement in a manner that is inconsistent with this Agreement, including without limitation amending any Third Party License Agreement to grant any new exclusive license under the Hybridon Antisense Patent Rights, without the prior written consent of Isis, which consent shall not be unreasonably withheld or delayed.

          (d) Hybridon hereby represents and warrants as of the date hereof as to the Third Party License Agreements: (i) that it has provided true and correct copies of all such agreements to Isis, (ii) that all such agreements are in full force and effect, (iii) that Hybridon is not in default under any such agreement and (iv) that there has been no waiver of rights by Hybridon thereunder.

     Section 2.6 METHYLGENE LICENSE AGREEMENT. If Methylgene Inc. ("Methylgene") designates a target which Methylgene desires to select as a Second Molecular Target or a Third Molecular Target (as such terms are defined in the Amended and Restated License Agreement made effective as of January 4, 1996, as amended and restated on September 21, 2000 (the "Methylgene License Agreement")) pursuant to the terms of the Methylgene License Agreement. [*]

     Section 2.7 ORIGENIX LICENSE AGREEMENT. Hybridon shall [*] License Agreement dated as of January 22, 1999 (the "OriGenix License Agreement") between Hybridon and OriGenix Technologies Inc. ("OriGenix")) and shall [*]

     Section 2.8 AFFILIATES. Hybridon hereby represents and warrants as of the date hereof that no Affiliate of Hybridon owns or controls any patents, patent applications or inventions invented, licensed or sublicensed by such Affiliate prior to April 26, 2001 which are necessary or useful to practice Antisense Technology.

                                  ARTICLE III

                             GRANT OF RIGHTS BY ISIS
                             -----------------------

     Section 3.1 LICENSE GRANT. Subject to the terms and conditions of this Agreement, Isis hereby grants to Hybridon and its Subsidiaries a worldwide non-exclusive license or sublicense, as applicable under the Isis Intellectual Property Rights to discover, develop, make, have made, use, sell, have sold, offer to sell, import and have imported Hybridon Antisense Drugs. These rights shall only be sublicensable as explicitly provided in Section 3.2.

     Section 3.2 SUBLICENSING RIGHT. Hybridon and its Subsidiaries shall have the right to grant sublicenses under the license from Isis set forth in Section
3.1 above to third parties only to discover, develop, make, have made, use, sell, have sold, offer to sell, import and have imported Hybridon Antisense Drugs. Each such sublicense shall be subject and subordinate to, and consistent with, the terms and conditions of this Agreement, and shall provide that any Sublicensee shall have no right to grant further sublicenses except on terms consistent with this Section 3.2. In the event of a material default by any Sublicensee under a sublicense agreement, Hybridon will inform Isis and take commercially reasonable efforts to cause the Sublicensee to cure the default or will terminate the sublicense or, if Hybridon is not the sublicensor under such sublicense, Hybridon will cause the sublicensor under such sublicense to take commercially reasonable efforts to cause the Sublicensee to cure the default or to terminate such sublicense; provided however that none of Hybridon, its Subsidiaries or the sublicensor under such sublicense shall be responsible to Isis for the default by the Sublicensee under the sublicense

* Confidential Treatment Requested
agreement. Notwithstanding the rights granted under this Section 3.2, Hybridon and its Subsidiaries shall ***

     Section 3.3 TULLIS PATENTS.

          (a) Subject to the terms and conditions of this Agreement, Isis hereby grants to Hybridon and its Subsidiaries a worldwide non-exclusive sublicense, with the right to grant sublicenses as provided in Section 3.3(b), under the Tullis Patents to discover, develop, make, have made, use, sell, have sold, offer to sell, import and have imported Hybridon Antisense Drugs, provided that such Hybridon Antisense Drugs employ technology covered by the Isis Intellectual Property as a material element thereof.

          (b) (i) Hybridon and its Subsidiaries shall have the right to grant sublicenses under the license from Isis set forth in Section 3.3(a) to third parties (x) provided that such sublicense may only be granted to third parties in connection with the grant of a sublicense to such third parties of Isis Intellectual Property under Section 3.2, and (y) solely to discover, develop, make, have made, use, sell, have sold, offer to sell, import and have imported Hybridon Antisense Drugs that employ technology covered by the Isis Intellectual Property as a material element thereof. Each such sublicense shall be subject and subordinate to, and consistent with, the terms and conditions of this Agreement, and shall provide that any such Sublicensee shall have no right to grant further sublicenses except on terms consistent with this Section 3.3(b).

               (ii) Hybridon shall provide MBI with a copy of any sublicense granted by Hybridon or its Subsidiaries or Sublicensees pursuant to this Section 3.3(b) within thirty (30) days after the grant of such sublicense. Isis shall use its reasonable best efforts to cause MBI to enter into a confidentiality agreement with Hybridon with respect to sublicenses provided to MBI under this
Section 3.3(b) (it being understood that Isis shall not be obligated to make any payment or to provide any other consideration to MBI for such confidentiality agreement by MBI). In the event that MBI does not sign such a confidentiality agreement with Hybridon, Isis shall enforce against MBI, for and on behalf of Hybridon, the confidentiality provisions of the Tullis Agreement with respect to the sublicenses provided by Hybridon, its Subsidiaries or Sublicensees to MBI and with respect to any other confidential information of Hybridon or a Subsidiary or Sublicensee of Hybridon that MBI receives.

               (iii) In the event of a material default by any Sublicensee under a sublicense agreement pursuant to this Section 3.3(b), Hybridon will inform Isis and take commercially reasonable efforts to cause the Sublicensee to cure the default or will terminate the sublicense, or if Hybridon is not the sublicensor under such sublicense, Hybridon will cause the sublicensor under such sublicense to take commercially reasonable efforts to cause the Sublicensee to cure the default or to terminate such sublicense; provided however that none of Hybridon, its Subsidiaries or the sublicensor under such sublicense shall be responsible to Isis for the default by the Sublicensee under the sublicense agreement. Notwithstanding the rights granted under this Section 3.3(b), Hybridon shall [*]

          (c) A copy of the Tullis Agreement is attached to this Agreement as EXHIBIT N. Isis hereby represents and warrants as of the date hereof: (i) that Exhibit N is a true, correct and complete copy of the Tullis Agreement and all amendments and/or other changes thereto that affect the rights of Hybridon as a sublicensee thereunder, (ii) that the Tullis Agreement is in full force and effect, (iii) that Isis is not in default thereunder and
     (iv) that there has been no waiver of rights by Isis thereunder. Isis further represents and warrants as of the date hereof that Hybridon shall have no payment obligation to MBI arising out of the execution and delivery of this Agreement or the sublicensing by Isis of the Tullis Patents hereby and that any payment obligations that do arise shall be the sole responsibility of Isis.

     Section 3.4 SCOPE OF LICENSE. Hybridon acknowledges that Isis claims intellectual property covering numerous chemical modifications to oligonucleotides including without limitation modifications to backbone linkages, sugars, heterocyclic bases and conjugates and to methods of making the same, including methods of making various oligonucleotide intermediates (the "Isis Chemistry Intellectual Property"). Hybridon acknowledges and agrees that no Isis Chemistry Intellectual Property is included in the Isis Intellectual Property being licensed or sublicensed to Hybridon and its Subsidiaries pursuant to Section 3.1 of this Agreement, except as expressly set forth below in this
Section 3.4. [*] Isis hereby agrees that any patents owned or controlled by Isis or an Affiliate as of the date hereof or any patents that may issue in the future to Isis or an Affiliate from or in respect of any patent applications which Isis or an Affiliate owned or had the right to sublicense as of April 26, 2001, which would otherwise be infringed by the practice of the Hybridon 2'-O Methyl Chemistry, shall constitute Isis Intellectual Property for all purposes of this Agreement, including without limitation the license grant provided in
Section 3.1; provided, however, that the license grant with respect to such patents shall only provide Hybridon and its Subsidiaries with the right to discover, develop, make, have made, use, sell, have sold, offer to sell, import and have imported Hybridon Antisense Drugs which incorporate the Hybridon 2'-O Methyl Chemistry. If any patent of Isis or an Affiliate includes claims to a combination of modifications to both substitution with 2'-O-methyl and Isis Chemistry Intellectual Property in addition to 2'-O-methyl substituents, nothing in this Section 3.4 shall be deemed to be a grant of rights to Hybridon or its Subsidiaries to practice the Isis Chemistry Intellectual Property other than 2'-O-methyl substituents.

* Confidential Treatment Requested

     Section 3.5 NO IMPLIED LICENSES. Other than those rights and licenses explicitly granted herein, no right or license under the Isis Intellectual Property or the Tullis Patents is granted to Hybridon or its Subsidiaries or Sublicensees.

     Section 3.6 LIMITATION ON LICENSE GRANT WITH RESPECT TO TARGET VALIDATION AND GENE FUNCTIONALIZATION ACTIVITIES. Notwithstanding anything to the contrary in Sections 3.1 and 3.3(a), the licenses set forth in Sections 3.1 and 3.3(a) above do not grant Hybridon and its Subsidiaries the right:

          (a) to use the Isis Intellectual Property and the Tullis Patents for target validation and gene functionalization activities, except when, and only to the extent that, (i) such activities are directed to the discovery, development, Optimization and commercialization of a Hybridon Antisense Drug and (ii) such activities are performed only by Hybridon or a Subsidiary and not by a contractor or a collaborator, or

          (b) to use, or enable any third party to use, any information that is developed during such target validation and gene functionalization activities in the development of a drug other than a Hybridon Antisense Drug, including without limitation, small molecules, ribozymes, proteins and pseudocyclic oligonucleotide structures.

     Section 3.7 NOTICE OF HYBRIDON ANTISENSE DRUGS. Hybridon shall provide Isis with written notice of any Hybridon Antisense Drugs developed under a sublicense granted by Hybridon or its Subsidiaries under Section 3.2 (a "Hybridon Antisense Drug Sublicense") promptly after such Hybridon Antisense Drug is developed. Isis shall have the right, not more than twice during any calendar year, to have any Hybridon Antisense Drug Sublicense reviewed by an independent third party chosen by Isis to confirm whether such Hybridon Antisense Drug qualifies as a Hybridon Antisense Drug as defined under this Agreement. Hybridon shall cooperate in all reasonable respects with the review of such Hybridon Antisense Drug Sublicense by the independent third party under this Section 3.6, including without limitation responding to questions directed at determining whether such Hybridon Antisense Drug qualifies as a Hybridon Antisense Drug. Isis shall pay all costs of such review; provided, however, that if such Hybridon Antisense Drug does not qualify as a Hybridon Antisense Drug as defined under this Agreement, Hybridon shall reimburse Isis for the costs of such review. If the independent third party determines that such Hybridon Antisense Drug does not qualify as a Hybridon Antisense Drug as defined under this Agreement, such independent third party shall notify Hybridon and Isis. If Hybridon disagrees with the determination of the independent third party, the third party shall be permitted to provide Isis with a copy of the Hybridon Antisense Drug Sublicense.

     Section 3.8 AFFILIATES. Isis hereby represents and warrants as of the date hereof that no Affiliate of Isis owns or controls any patents, patent applications or inventions invented, licensed or sublicensed by such Affiliate prior to April 26, 2001 which cover or claim Motifs or RNaseH Dependent Mechanisms of Action.

                                   ARTICLE IV

                               PAYMENT OBLIGATIONS
                               -------------------

     Section 4.1 CONSIDERATION FOR LICENSES OF HYBRIDON INTELLECTUAL PROPERTY AND ISIS INTELLECTUAL PROPERTY. In consideration of the licenses and sublicenses granted under Sections 2.1 and 3.1 of this Agreement and the restrictions on use agreed to by Hybridon under this Agreement, Hybridon and Isis each shall pay to the other the consideration set forth in the Master Agreement and Section 4.2 and Section 4.3 of this Agreement. Isis and Hybridon each recognizes that the other Party has expended significant efforts and resources in the research and development of Antisense Technology and the payments to be made under the Master Agreement to each Party for the patent licenses and sublicenses granted hereunder will allow each Party to recoup such expenditures.

     Section 4.2 CONSIDERATION FOR SUBLICENSE OF TULLIS PATENTS. In consideration of the sublicense granted by Isis to Hybridon under Section 3.3 of this Agreement, Hybridon shall pay to Isis the annual maintenance fee and royalties provided below:

          (a) On the date hereof and each anniversary of such date thereafter (until the earlier of the termination of the sublicense grant under Section
     3.3 or the date on which there ceases to be any Valid Claims included in the Tullis Patents), an annual maintenance fee of [*].

          (b) Hybridon shall pay to Isis earned royalties at the rate of [*] of Tullis Net Sales of Tullis Products. Hybridon shall be obligated to pay such royalties on a country-by-country basis, so long as there continues to be a Valid Claim included in the Tullis Patents which covers the manufacture, use or sale of the applicable Tullis Product in such country. During the term of the sublicense under Section 3.3 and for so long thereafter as Hybridon is required to report royalties payable under this
     Section 4.2, Hybridon shall deliver to Isis within thirty (30) days after March 31, June 30, September 30 and December 31 of each year a report indicating (i) Tullis Net Sales for each Tullis Product, on a Tullis Product-by-Tullis Product and country-by-country basis, including an accounting of the deductions from Tullis Net Sales permitted by the definition thereof and (ii) total royalties owed. Simultaneously with the delivery of each such report, Hybridon shall pay to Isis the royalty payments due under this Agreement for the period covered by such report. If no royalties are due, it shall be so reported.

     Section 4.3 ISIS SUBLICENSE INCOME. Isis shall pay to Hybridon [*] of all Sublicense Income, [*] in respect of Sublicense Income received in connection with a

* Confidential Treatment Requested

Naked Sublicense [*]. Such payment by Isis shall be paid to Hybridon within 30 days after the calendar quarter in which the Sublicense Income was received by Isis or a Subsidiary. Isis shall deliver to Hybridon with such payment a report describing such Sublicense Income and how such Sublicense Income was calculated, all on a country-by-country and product-by-product basis.

     Section 4.4 RECORDS; AUDITS. For a period not less than three (3) years after the relevant period, each Party shall keep full, true and accurate books of account sufficient to determine the amounts payable pursuant to Section 4.2(b) or 4.3, as the case may be. Each Party shall have the right, not more than once during any calendar year, to have the books and records of the other Party audited by a qualified independent accounting firm of its choosing, under appropriate confidentiality provisions, to ascertain the accuracy of the reports and payments hereunder and compliance by the other Party and its Subsidiaries and Sublicensees with their obligations under Section 4.2(b) or 4.3, as the case may be. Such audit shall be conducted upon at least ten (10) days' advance notice during normal business hours and in a manner that does not interfere unreasonably with the business of the audited entity. Any underpayment or overpayment determined by such audit shall promptly be paid or refunded by Hybridon or Isis, as the case may be. If a Party has underpaid an amount due under Section 4.2(b) or 4.3, as the case may be, by more than five percent (5%), such Party shall also reimburse the other Party for the cost of such audit (with the cost of the audit to be paid by the other Party in all other cases).

     Section 4.5 PAYMENT CURRENCY. All amounts due under this Agreement shall be paid to the designated Party in United States currency by wire transfer to an account in a United States bank specified by such Party or in such other form and/or manner as such Party may reasonably request. The payments due on sales in currencies other than United States dollars shall be calculated using the appropriate exchange rate of such currency quoted in the Wall Street Journal on the close of business on the last business day prior to which such payment is made.

     Section 4.6 LATE PAYMENTS; COLLECTIONS. Any amount not paid when due under this Agreement or the Master Agreement shall bear interest at the lesser of (i) one and one-half percent (1.5%) per month, compounded monthly, or (ii) the highest rate permitted by law. Each Party agrees to pay all costs of collection, including reasonable attorneys' fees, incurred by the other Party in enforcing the payment obligations of the first Party under this Agreement and the Master Agreement.

                                   ARTICLE V

                                 COLLABORATION
                                 -------------

     In addition to the collaboration between the Parties with respect to intellectual property protection under Article VI, the Parties shall further

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


collaborate hereunder through a committee (the "Collaboration Committee") consisting of two representatives of each Party. The Parties shall establish the Collaboration Committee within thirty (30) days after the Effective Date. The Collaboration Committee shall meet at least twice each calendar year in person or by video conference during the term of this Agreement to review the progress of Isis' development efforts with respect to Isis' Antisense Products that are covered by Hybridon Intellectual Property. The Parties intend that the Collaboration Committee shall act as a forum for the Parties to work cooperatively [*]. The Parties also anticipate that the Collaboration Committee may recommend to the Parties from time to time that certain aspects of the drug development process be performed by Hybridon for Isis or that the Parties consider entering into further collaborations. Neither Party shall be bound by any recommendation of the Collaboration Committee but shall consider its recommendations in good faith. In addition, neither Party shall be obligated to disclose any Confidential Information to the Collaboration Committee.

                                   ARTICLE VI

                        INTELLECTUAL PROPERTY PROTECTION
                        --------------------------------

     Section 6.1 Patent Prosecution and Cooperation.

          (a) PROSECUTION AND MAINTENANCE OF HYBRIDON ANTISENSE PATENT RIGHTS.

               (i) Hybridon will be responsible for prosecuting and maintaining the Hybridon Antisense Patent Rights. Hybridon shall promptly forward to Isis' patent counsel any substantive actions prepared for or received from the U.S. Patent and Trademark Office or any foreign patent office which may materially affect patent rights, e.g., claim scope or patent term. Isis' patent counsel shall provide any comments to Hybridon in sufficient time for Hybridon to reflect such comments in any response. Any comments made by Isis shall be made in good faith and shall be directed to maximizing the claims covered by the Hybridon Antisense Patent Rights.

               (ii) If Hybridon agrees with the comments of Isis' patent counsel, it shall reflect such comments in its response. If Hybridon disagrees with such comments, it shall notify Isis, and either Party may then submit such dispute (a "Patent Comment Dispute") for resolution by an intellectual property lawyer (the "Neutral Lawyer") with at least five years of experience and a background in biotechnology or pharmaceutical patent matters. The Neutral Lawyer shall be selected by mutual agreement of the Parties; provided, however, that if the Parties cannot agree on a Neutral Lawyer within five days of a Party's request for a Neutral Lawyer under this provision, the Neutral Lawyer shall be selected by the American Arbitration Association in Washington, D.C. Each Party shall submit its position as to the Patent Comment Dispute to the Neutral Lawyer, who shall

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


resolve the dispute by agreeing to one of the submitted positions of the Parties without any changes to such position. The Parties agree that the position agreed to by the Neutral Lawyer shall be reflected in the action or response being prepared and that the costs of the Neutral Lawyer shall be paid by the Party whose position is not agreed to by the Neutral Lawyer. The decision of the Neutral Lawyer shall be final and binding on the Parties. In light of the foregoing dispute resolution mechanism, neither Party shall submit a Patent Comment Dispute to binding arbitration in accordance with the provisions of
Article VIII. The Parties shall cooperate in all respects to resolve any Patent Comment Dispute in sufficient time to avoid any loss of rights, including without limitation jointly instructing the Neutral Lawyer to make a decision in sufficient time to avoid any loss of rights.

               (iii) Isis will be responsible for and pay fifty percent (50%) of Hybridon's costs incurred in prosecuting and maintaining the Hybridon Antisense Patent Rights, net of amounts paid to Hybridon for such costs by other licensees and not including any costs of Hybridon incurred in connection with a Patent Comment Dispute (except as otherwise specified in the foregoing Section 6.1(a)(ii)). Hybridon shall direct its counsel to invoice Isis directly for Isis' share of such costs as such costs are incurred.

          (b) JOINT PATENT COMMITTEE. Hybridon and Isis will, within sixty (60) days after the execution of this Agreement, establish a committee (the "Joint Patent Committee") consisting of three representatives of each Party. The Joint Patent Committee shall confer twice each calendar year or as necessary to support timely decision making during the term of this Agreement to discuss patent prosecution issues, budgets and strategies relating to the Hybridon Antisense Patent Rights. The Joint Patent Committee shall also, as set forth in Section 5.2(b), determine which Party faces the greatest competitive threat in the event of infringement by a third party of any of the Hybridon Antisense Patent Rights. In the event that the Joint Patent Committee is unable to resolve any matter presented for resolution,. either Party shall have the right to submit such matter to binding arbitration in accordance with the provisions of Article VIII.

          (c) INTERFERENCE BETWEEN ISIS INTELLECTUAL PROPERTY AND HYBRIDON ANTISENSE PATENT RIGHTS. If an interference is declared between any of the Isis Intellectual Property and any of the Hybridon Antisense Patent Rights (other than the UMass Patent Rights), each Party shall be represented by its own counsel in the interference proceedings; provided, however, that Hybridon's counsel shall be jointly selected by Isis and Hybridon; and provided further that if Hybridon and Isis can not agree on counsel for Hybridon, a patent lawyer with at least five years of experience in interference practice and a background in biotechnology or pharmaceutical patent matters shall be selected to represent Hybridon by the American Arbitration Association in Washington, D.C. Each Party shall seek to resolve


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
                                  EXHIBIT M

                                      [*]



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


                                    EXHIBIT N

                                TULLIS AGREEMENT

Incorporated by reference to Exhibit 10.1 to Isis's Quarterly Report pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 for the quarterly period ended September 30, 1992 on Form 10-Q (File No. 0-19125)
     the interference in a manner that maximizes the value to both parties of the combined portfolio of the Hybridon Antisense Patent Rights and the Isis Intellectual Property. If an interference is declared between any UMass Patent Rights and any Isis Intellectual Property, Hybridon will cooperate with Isis in the resolution thereof to the extent permitted under the UMass Agreement or, if Hybridon cannot so cooperate due to obligations to UMass, Isis will not be obligated to reimburse Hybridon for any expenses related to the interference proceedings. If an interference is declared between any of the Hybridon Antisense Patent Rights and the intellectual property of a third party or between any of the Isis Intellectual Property and the intellectual property of a third party, then Hybridon or Isis, as the case may be, shall have sole control of prosecuting the interference.

          (d) PATENT COOPERATION. Isis hereby represents and warrants as of the date hereof that since April 26, 2001, neither Isis nor any of its Affiliates has challenged, opposed or taken any action to provoke any interference with any Hybridon Intellectual Property, and Isis agrees that from and after the date of this Agreement Isis shall not, and shall cause its Non-Parent Affiliates to not, challenge, oppose or take any action to provoke any interference with, or maintain any current challenge or opposition to, any Hybridon Intellectual Property. Hybridon hereby represents and warrants as of the date hereof that since April 26, 2001, neither Hybridon nor any of its Affiliates has challenged, opposed or taken any action to provoke any interference with any Isis Intellectual Property, and Hybridon agrees that from and after the date of this Agreement Hybridon shall not, and shall cause its Non-Parent Affiliates to not, challenge, oppose or take any action to provoke any interference with, or maintain any current challenge or opposition to, any Isis Intellectual Property. Hybridon further agrees that it will not use any Hybridon Antisense Patent Rights to challenge or interfere with any patents owned by Isis arising out of inventions invented, licensed or sublicensed by Isis prior to April 26, 2001, including those included in the Isis Intellectual Property, and that Hybridon will not oppose any patents claiming inventions invented, licensed or sublicensed by Isis prior to April 26, 2001, including those included in the Isis Intellectual Property, that cover chemical modifications to antisense oligonucleotides. The foregoing obligations not to challenge, oppose or interfere include, without limitation obligations not to directly or indirectly provoke an interference, participate in an opposition or make any claims of invalidity; PROVIDED THAT either Party and its Affiliates may raise a claim of invalidity as a defense in a lawsuit filed by the other Party or its Affiliates. In addition, in the context of any interference between any of the Isis Intellectual Property and any of the Hybridon Antisense Patent Rights provoked by the U.S. Patent and Trademark Office, the Parties shall use commercially reasonable efforts to reach a settlement that maximizes the value to both Parties of the combined portfolio of the Hybridon Antisense Patent Rights and the Isis Intellectual Property.

          (e) Notwithstanding any provision of this Section 6.1 to the contrary, nothing in this Section 6.1 shall (x) prevent Hybridon from complying with its obligations with respect to the Hybridon Intellectual Property under the UMass Agreement or the Third Party License Agreements, as applicable, or (y) limit the rights of the third parties under such agreements with respect to the Hybridon Intellectual Property, including as to clauses (x) and (y):

     (i) UMass' right to prepare, file, prosecute and maintain certain patents and patent applications in the name of UMass pursuant to
            Section 8.1 of the UMass Agreement;

     (ii) Hybridon's obligation to use counsel acceptable to UMass and to consult with UMass regarding the preparation, filing, prosecution or maintenance of certain patents and patent applications pursuant to Section 8.1 of the UMass Agreement;

     (iii)  Hybridon's obligation pursuant to Section 8.2 of the UMass Agreement
            (A) to provide notice to UMass prior to abandoning, or failing to make payment or take other necessary actions to maintain, certain patents and patent applications and (B) to continue the prosecution or maintenance of such patents after notice has been provided and before UMass has had sufficient time to assume the prosecution or maintenance of such patent;

     (iv) Methylgene's right under Section 5.5 of the Methylgene License Agreement to take measures to ensure the registration and maintenance of certain patents and patent applications if Hybridon fails to register and maintain such patents and patent applications;

     (v) Methylgene's right under Section 5.5 of the Methylgene License Agreement to (A) approve the patent agent selected to prosecute certain patents and patent applications, (B) be kept informed regarding progress or problems related to certain patents and patent applications and (C) have its comments on such progress or problems be considered;

     (vi) OriGenix's right under Section 5.5 of the OriGenix License Agreement to take measures to ensure the registration and maintenance of certain patents and patent applications if Hybridon fails to register and maintain such patents and patent applications;


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


     (vii) OriGenix's right under Section 5.5 of the OriGenix License Agreement to (A) approve the patent agent selected to prosecute certain patents and patent applications, (B) be kept informed regarding progress or problems related to certain patents and patent applications and (C) have its comments on such progress or problems be considered;

     (viii) EpiGenesis' right pursuant to Section 6.2.2 of the Development and License Agreement between EpiGenesis Pharmaceuticals, Inc. and Hybridon, dated as August 9, 2000 (the "EpiGenesis License Agreement") to file, prosecute and maintain certain patents and patent applications if Hybridon elects not to continue to seek or maintain patent protection on such patents or patent applications;

     (ix) EpiGenesis' right pursuant to Section 6.2.2 of the EpiGenesis License Agreement to (A) have Hybridon consult with EpiGenesis regarding the prosecution of certain patents and patent applications, (B) have a reasonable amount of time to consider and comment on any document to be filed in connection with the prosecution of such patents and patent applications and (C) have its comments on such comments be seriously considered;

     (x) Hybridon's obligation pursuant to Section 6.2.3 of the EpiGenesis License Agreement (A) to provide notice to EpiGenesis prior to abandoning, or failing to make payment or take other necessary actions to maintain certain patents and patent applications and
            (B) to continue the prosecution or maintenance of such patents and patent applications after notice has been provided and before EpiGenesis has had sufficient time to assume the prosecution or maintenance of such patents and patent applications; and

     (xi) Boston Biosystems, Inc.'s (BBI) right and Avecia Holdings plc's right to prosecute or maintain certain patents and patent applications if Hybridon declines to prosecute or maintain such patents or patent applications pursuant to (A) Section 4.03 of the PNT Monomer Patent License and Option Agreement dated as of September 20, 2000 by and between Hybridon and BBI, (B) Section
            4.03 of the Oligonucleotide Purification Patent License Agreement dated as of September 20, 2000 by and between Hybridon and BBI, and (C) Section 5.03 of the Interference Patent Sublicense Option Agreement dated as of September 20, 2000 by and between Hybridon and BBI.


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


     Section 6.2 ENFORCEMENT OF HYBRIDON ANTISENSE PATENT RIGHTS

          (a) NOTICE. If Hybridon or Isis becomes aware that any of the Hybridon Antisense Patent Rights is infringed by a third party or is subject to a declaratory judgment action relating to infringement or invalidity, Hybridon or Isis, as the case may be, shall promptly notify the other Party.

          (b) FIRST RIGHT OF ENFORCEMENT. In the event of infringement of the Hybridon Antisense Patent Rights by a third party, the Party facing the greatest competitive threat from the infringement shall have the first right (but not the obligation), at its sole expense, to undertake such action as it shall determine, in its discretion, appropriate to enforce the Hybridon Antisense Patent Rights; provided, however, that such Party shall not admit the invalidity or unenforceability of any Hybridon Antisense Patent Rights, grant a license to the allegedly infringing third party or enter into any settlement agreement without the other Party's prior written consent. The determination of which Party faces the greatest competitive threat from the infringement shall be made by the Joint Patent Committee. If the Joint Patent Committee determines that neither Party faces a greater competitive threat than the other Party, then Hybridon shall have the first right to enforce the Hybridon Antisense Patent Rights. The Party enforcing the Hybridon Antisense Patent Rights shall keep the other Party reasonably informed on a quarterly basis, in person or by telephone, prior to and during any such enforcement. The other Party shall assist the Party enforcing the Hybridon Antisense Patent Rights, upon the enforcing Party's request and at the enforcing Party's sole expense, in taking any action to enforce the Hybridon Antisense Patent Rights and shall join in any such action if deemed by a court of competent jurisdiction to be a necessary party. Neither Party shall incur liability to the other Party as a consequence of such litigation or any unfavorable decision resulting therefrom, including any decision holding any of the Hybridon Antisense Patent Rights invalid, not infringed or unenforceable. Notwithstanding the foregoing, if Isis is the Party enforcing the Hybridon Antisense Patent Rights under this Section 6.2(b) and such Hybridon Antisense Patent Rights are included in the claims that are the subject matter of the UMass Agreement or are licensed by Hybridon under the Third Party License Agreements, Isis' rights to enforce such Hybridon Antisense Patent Rights shall be limited to the rights of Hybridon to enforce such Hybridon Antisense Patent Rights, and subject to and limited by the rights of the other parties to the UMass Agreement and the Third Party License Agreements, as set forth in the UMass Agreement or the Third Party License Agreements, as applicable, including:

          (i) UMass's right pursuant to Section 9.2 of the UMass Agreement to prosecute any infringements of certain patents and patent applications licensed to Hybridon pursuant to the UMass Agreement;

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


          (ii) Hybridon's obligation pursuant to Section 9.3 of the UMass Agreement to seek the consent of UMass to any settlement, consent judgement or other voluntary final disposition of a suit involving certain patents and patent applications licensed to Hybridon pursuant to the UMass License;

          (iii) UMass' right to intervene and take over the sole defense of a declaratory judgment action pursuant to Section 9.6 of the UMass Agreement;

          (iv) Methylgene's right pursuant to Section 5.1(b) of the Methylgene License Agreement to initiate infringement actions related to certain patents and patent applications as it may in its discretion deem necessary or desirable;

          (v) OriGenix's right pursuant to Section 5.1(v) of the OriGenix License Agreement to initiate infringement actions related to certain patents and patent applications as it may in its discretion deem necessary or desirable; and

          (vi) EpiGensesis' right pursuant to Section 6.6 of the EpiGenesis License Agreement to initiate infringement actions related to certain patents and patent applications and to consent to any settlement of infringement litigation that would materially diminish the rights of EpiGenesis in certain patents and patent applications.

Items (i) through (vi) of this Section 6.2(b) are collectively referred to as the "Other Enforcement Rights".

          (c) ENFORCEMENT BY OTHER PARTY. If the Party having the first right to enforce the Hybridon Antisense Patent Rights pursuant to Section 5.2(b) above fails to file an action to abate an infringement of the Hybridon Antisense Patent Rights, within six (6) months after a written request from the other Party to do so, or if such Party fails to diligently prosecute or discontinues the prosecution of any such action, the other Party at its sole expense may, in its discretion, undertake such action as it determines appropriate (other than the grant of a license to the allegedly infringing third party) to enforce such Hybridon Antisense Patent Rights. Such other Party shall keep the Party that had the first right to enforce the Hybridon Antisense Patent Rights reasonably informed on a quarterly basis, in person or by telephone, prior to and during any such enforcement. In such case, the Party that had the first right to enforce the Hybridon Antisense Patent Rights shall assist such other Party, upon such other Party's request and at such other Party's sole expense, in taking any action to enforce the Hybridon Antisense Patent Rights and shall join in any such action if deemed by a


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


     court of competent jurisdiction to be a necessary party. Neither Party shall incur liability to the other Party as a consequence of such litigation or any unfavorable decision resulting therefrom, including any decision holding any of the Hybridon Antisense Patent Rights invalid, not infringed or unenforceable. Notwithstanding the foregoing, if Isis is the Party enforcing the Hybridon Antisense Patent Rights under this Section 6.2(c) and such Hybridon Antisense Patent Rights are included in the claims that are the subject matter of the UMass Agreement or are licensed by Hybridon under the Third Party License Agreements, Isis' rights to enforce such Hybridon Antisense Patent Rights shall be limited to the rights of Hybridon to enforce such Hybridon Antisense Patent Rights, and subject to and limited by the rights of the other parties to the UMass Agreement and the Third Party License Agreements, as set forth in the UMass Agreement or the Third Party License Agreements, as applicable, including the Other Enforcement Rights.

          (d) RECOVERIES. All monies recovered upon the final judgment or settlement of any action involving the enforcement of Hybridon Antisense Patent Rights as contemplated by this Section 6.2 shall be allocated in the following order of priority: (i) first to reimburse the costs and expenses (including reasonable attorney fees and costs) incurred by the Parties in prosecuting such action, and (ii) any remaining portion of the recovery shall be divided between the Parties in proportion to the respective total losses, determined by aggregating both past and prospective losses, each Party would have been reasonably likely to have suffered had such infringement continued unabated. Notwithstanding the foregoing, if the Hybridon Antisense Patent Rights that were the subject of the action are included in the claims that are the subject matter of the UMass Agreement or are licensed by Hybridon under the Third Party License Agreements, the provisions of this Section 6.2(d) shall only apply to such monies recovered upon the final judgment or settlement of such action as remain following payment of monies to third parties as required under the UMass Agreement and the Third Party License Agreements.

                                  ARTICLE VII

                                 CONFIDENTIALITY
                                 ---------------

     Section 7.1 CONFIDENTIAL INFORMATION. Each Party agrees that all Confidential Information of a Party that is disclosed by a Party to the other Party (a) shall be maintained in confidence by the receiving Party and shall not be used by the receiving Party for any purpose other than as permitted under this Agreement, and (b) shall not be disclosed by the receiving Party to any third party who is not a Subsidiary of the receiving Party, or a consultant or an advisor to the receiving Party or a Subsidiary of the receiving Party, without the prior written consent of the disclosing Party; provided, however, that Confidential Information may only be disclosed by the receiving Party to Subsidiaries or consultants or advisors to the receiving Party or its Subsidiaries if such Subsidiaries, consultants or advisors, as the case may be, have agreed in writing to be bound by the obligations of the


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


receiving Party under this Section 7.1. Notwithstanding the foregoing, the receiving Party shall be entitled to use and disclose Confidential Information that:

          (a) was known or used by the receiving Party or its Subsidiaries prior to its date of disclosure to the receiving Party as demonstrated by legally admissible evidence available to the receiving Party or its Subsidiaries; or

          (b) either before or after the date of the disclosure to the receiving Party is lawfully disclosed to the receiving Party or its Subsidiaries by sources other than the disclosing Party rightfully in possession of the Confidential Information and not bound by confidentiality obligations to the disclosing Party or its Subsidiaries; or

          (c) either before or after the date of the disclosure to the receiving Party is or becomes published or otherwise is or becomes part of the public domain through no breach hereof on the part of the receiving Party or its Subsidiaries; or

          (d) is independently developed by or for the receiving Party or its Subsidiaries without reference to or reliance upon the Confidential Information as demonstrated by competent written records; or

          (e) is reasonably necessary to conduct clinical trials or for regulatory approval of products or for the filing, prosecution and maintenance of patents and patent applications, PROVIDED THAT the receiving Party provides prior written notice of such disclosure to the disclosing Party and takes reasonable and lawful actions to avoid and/or minimize the degree of such disclosure; or

          (f) is required to be disclosed by the receiving Party to comply with applicable laws, to defend or prosecute litigation or to comply with governmental regulations, PROVIDED THAT the receiving Party provides prior written notice of such disclosure to the disclosing Party and takes reasonable and lawful actions to avoid and/or minimize the degree of such disclosure.

                                  ARTICLE VIII

                               DISPUTE RESOLUTION
                               ------------------

     Section 8.1 Except as set forth in Section 6.1(a)(ii), each Party must submit any dispute under this Agreement or the Master Agreement to arbitration by notifying the other Party, in writing, of such dispute. Within 30 days after receipt of such notice, the Parties shall designate in writing one arbitrator to resolve the dispute; PROVIDED, that if the Parties cannot agree on an arbitrator within such 30 days period, the arbitrator shall be selected by the office of the American


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


Arbitration Association in the city where arbitration will take place. The arbitrator shall not be an employee, consultant, officer, director or stockholder of any Party or its Affiliates. If neither the Parties nor the applicable office of the American Arbitration Association is able to identify an individual to serve as the arbitrator, the American Arbitration Association shall select an arbitrator from the CPC Panel of Distinguished Neutrals of the CPR Institute for Dispute Resolution.

     Section 8.2 Within 30 days after the designation of the arbitrator, the arbitrator and the Parties shall meet, at which time the Parties shall be required to set forth in writing all disputed issues and a proposed ruling on the merits of each such issue.

     Section 8.3 The arbitrator shall set a date for a hearing, which shall be no later than 45 days after the submission of written proposals to discuss each of the issues identified by the Parties. Each Party shall have the right to be represented by counsel. Except as provided herein, the arbitration shall be governed by the Commercial Arbitration Rules of the American Arbitration Association; PROVIDED, HOWEVER, that the Federal Rules of Evidence shall apply with regard to the admissibility of evidence and the arbitration shall be conducted by a single arbitrator.

     Section 8.4 The arbitrator shall use his or her best efforts to rule on each disputed issue within 30 days after the completion of the hearings. The determination of the arbitrator as to the resolution of any dispute shall be final and binding and conclusive upon all parties hereto. All determinations of the arbitrator shall be in writing and shall be delivered to the Parties. The determinations of the arbitrator may be entered in any court of competent jurisdiction.

     Section 8.5 The attorneys' fees of the Parties in any arbitration, the fees of the arbitrator, and the costs and expenses of the arbitration (collectively, the "Arbitration Costs") shall be borne by the Parties as determined by the arbitrator.

     Section 8.6 The arbitration shall take place in Boston, Massachusetts if brought by Isis and in San Diego, California if brought by Hybridon.

     Section 8.7 Nothing in this Article VIII shall prevent either Party from seeking a preliminary injunction, temporary restraining order or similar relief in order to prevent or limit and irreparable harm that might occur in the absence thereof from a court of competent jurisdiction.

                                   ARTICLE IX

                              TERM AND TERMINATION
                              --------------------

     Section 9.1 TERM. This Agreement shall commence as of the date hereof and shall continue until the last of the patents and patent applications included in the Hybridon Intellectual Property, the Isis Intellectual Property and the Tullis


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


Patents has expired, subject to earlier termination of this Agreement in accordance with this Article IX. Notwithstanding the foregoing, the licenses or sublicenses granted hereunder shall terminate on a country-by-country basis concurrently with the expiration or termination of the applicable Valid Claim under the Hybridon Intellectual Property, the Isis Intellectual Property or the Tullis Patents, as the case may be, in the applicable country.

     Section 9.2 TERMINATION OF LICENSES AND SUBLICENSES FOR BREACH.

          (a) Except as set forth in Section 9.2(b), (i) if an arbitrator has rendered a ruling pursuant to Article VIII that a Party or a Subsidiary has materially breached this Agreement or the Master Agreement, which ruling specified the remedies imposed on such breaching party for such breach, including without limitation a ruling on a dispute as to breach of a Party's obligation to issue stock or pay cash in lieu of stock as required under the Master Agreement (the "ADVERSE RULING"), and (ii) the breaching Party has failed to comply with the terms of the Adverse Ruling within the time period specified therein for compliance, or if such compliance cannot be fully achieved by such date, the breaching Party has failed to commence compliance and to use diligent efforts to achieve full compliance as soon thereafter as is reasonably possible, then the non-breaching Party shall be entitled to terminate the licenses and sublicenses granted to the breaching Party and its Subsidiaries by such non-breaching Party under this Agreement (without prejudice to any of the other rights of the non-breaching Party under this Agreement or the Master Agreement) upon written notice to the breaching Party.

          (b) (i) If a Party breaches an obligation to issue stock or pay cash in lieu of stock as required under the Master Agreement, then the non-breaching Party may terminate the licenses and sublicenses granted to the breaching Party and its Subsidiaries by such non-breaching Party under this Agreement immediately upon written notice to the breaching Party if the breaching Party fails to cure such breach within ten (10) business days of written notice of such breach from the non-breaching Party; provided, however, that if the breaching Party believes that a bona fide dispute exists as to the amount of any payment, then the breaching Party may, not later than five business days following the notice of the breach, (i) provide the non-breaching Party with a written notice setting forth the nature of the dispute and the amount in dispute, (ii) at the same time, pay to the non-breaching Party the amount of the payment which is not in dispute and (iii) promptly submit the dispute to binding arbitration pursuant to Article VIII, in which case the non-payment of the disputed portion shall not be deemed a breach during the pendency of the arbitration.


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


               (ii) If the final arbitration order or ruling issued in the arbitration proceeding resolves the dispute against the breaching Party and orders the breaching Party to pay all or part of the disputed portion to the non-breaching Party, then the arbitrator shall include in its award, in addition to such other remedies as it deems appropriate, the following against the breaching Party: (A) the Arbitration Costs, (B) *** and (C) if the arbitrator finds that a cash payment was due, an amount equal to interest at the rate equal to the lower of 1.5% per month, compounded monthly, or the highest rate permitted by law on the amount of cash determined to have been due commencing on the due date determined by the arbitrator through the date of actual payment.

          (c) The right of either Party to terminate the licenses and sublicenses granted by such Party under this Agreement pursuant to this
     Section 9.2 shall not be affected in any way by its waiver of, or failure to take action with respect to any previous default.

          (d) If the licenses and sublicenses granted by Hybridon to Isis and its Subsidiaries under this Agreement are terminated by Hybridon pursuant to this Section 9.2, (i) Hybridon shall be entitled to retain the licenses granted to it and its Subsidiaries pursuant to Article III, subject to the payment obligations of Hybridon specified in the Master Agreement and in
     Article IV, and to continue to receive the stock of Isis issuable to it pursuant to Section 2.3 of the Master Agreement, and (ii) the provisions of Articles V and VI shall terminate in their entirety. If the licenses and sublicenses granted by Isis to Hybridon and its Subsidiaries under this Agreement are terminated by Isis pursuant to this Section 9.2, Isis shall be entitled to retain the licenses granted to it and its Subsidiaries pursuant to Article II, subject to the payment obligations of Isis specified in the Master Agreement and in Article IV, and to continue to receive the stock of Hybridon issuable to it pursuant to Section 2.2 of the Master Agreement.

     Section 9.3 TERMINATION OF SUBLICENSE OF TULLIS PATENTS. Hybridon shall have the right to terminate the sublicense granted to it and its Subsidiaries pursuant to Section 3.3 (and the related payment obligations under Section 4.2) for any reason or no reason at any time upon fifteen (15) days prior written notice to Isis.

     Section 9.4 SURVIVAL. The expiration or termination of this Agreement for any reason shall not relieve the Parties of any obligation due and accruing, or for any liability as to any breach occurring, prior to such expiration or termination. In addition, the provisions of Section 4.4, Article VII, Article VIII, Section 9.4, Section 9.5, and Article X shall survive the expiration or termination of this Agreement.

     Section 9.5 SUBLICENSE SURVIVAL.

          (a) Notwithstanding the termination of this Agreement or any of the licenses or sublicenses granted hereunder pursuant to this Article IX, any sublicenses to Isis Intellectual Property and the Tullis Patents granted by Hybridon or its Subsidiaries pursuant to Section 3.2 or 3.3(b) hereof prior to such termination shall survive such termination. In such event, Isis shall have the right to receive directly from the Sublicensee any payments or other consideration otherwise payable to Hybridon or its Subsidiaries as the sublicensor under such sublicense, and to otherwise exercise all of the rights of Hybridon or its Subsidiaries as the sublicensor under such sublicense; provided however that Isis shall not assume, and shall not be responsible for, any representations, warranties or obligations of Hybridon or its Subsidiaries as the sublicensor to any Sublicensees other than the licenses under such sublicenses.

          (b) Notwithstanding the termination of this Agreement or any of the licenses or sublicenses granted hereunder pursuant to this Article IX, any sublicenses of Hybridon Intellectual Property granted by Isis or its Subsidiaries pursuant to Section 2.2 hereof prior to such termination shall survive such termination. In such event, Hybridon shall have the right to receive directly from the Sublicensee any payments or other consideration otherwise payable to Isis or its Subsidiaries as the sublicensor, under such sublicense and to otherwise exercise all of the rights of Isis or its Subsidiaries as the sublicensor under such sublicense; provided however that Hybridon shall not assume, and shall not be responsible for, any representations, warranties or obligations of Isis or its Subsidiaries as the sublicensor to any Sublicensees other than the licenses under such sublicenses.

     Section 9.6 FAILURE TO MAKE MASTER AGREEMENT DELIVERIES. Notwithstanding any provision in this Agreement to the contrary, including without limitation
Article VIII, [*] Hybridon shall have the right, at its sole election, effective immediately upon written notice to Isis, [*].

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS
                            ------------------------

     Section 10.1 INDEMNIFICATION. Each Party (the "Indemnifying Party") agrees to defend the other Party and such other Party's Subsidiaries and their respective directors, officers, employees and agents (the "Indemnified Parties") at the Indemnifying Party's cost and expense, and shall indemnify and hold the Indemnified Parties harmless from and against any losses, costs, damages, fees or expenses arising out of any third party claim relating to (i) any breach by the Indemnifying Party of any of its representations, warranties or obligations pursuant to this Agreement, (ii) provided that the third party is not an Affiliate of

* Confidential Treatment Requested
the Indemnified Parties, infringement of such third party's patents resulting from the exercise by the Indemnifying Party or a Subsidiary or a Sublicensee of the rights granted by the Indemnified Parties to the Indemnifying Party hereunder or (iii) product liability resulting from use of a product made, sold or imported by or for the Indemnifying Party or by or for a Subsidiary or a Sublicensee under the rights granted by the Indemnified Parties hereunder. In the event of any claim against the Indemnified Parties by any third party for which indemnification may be sought pursuant to this Agreement, the Indemnified Parties shall promptly notify the Indemnifying Party in writing of the claim; provided that the failure to promptly notify the Indemnifying Party of such claim shall not result in the loss of rights of indemnification hereunder except to the extent that the Indemnifying Party was materially prejudiced by such failure. The Indemnifying Party shall assume, at its sole expense, the defense of the claim and its settlement. The Indemnified Parties shall cooperate with the Indemnifying Party and may, at their option and expense, be represented in any such action or proceeding. The Indemnifying Party shall not be liable for any litigation costs or expenses incurred by the Indemnified Parties. In addition, the Indemnifying Party shall not be responsible for the indemnification of any Indemnified Party arising from any negligent or wrongful acts by such Indemnified Party, or as the result of any settlement or compromise by the Indemnified Parties without the Indemnifying Party's prior written consent. The Indemnifying Party may not settle or compromise any matter without the consent of the Indemnified Parties unless such settlement or compromise imposes no obligations on the Indemnified Parties and does not restrict the rights of the Indemnified Parties.

     Section 10.2 GOVERNING LAW. This Agreement shall be construed and the respective rights of the Parties determined according to the laws of the State of Delaware (without regard to the conflict of law rules of any jurisdiction), except matters of the intellectual property law, which shall be determined in accordance with the national intellectual property laws relevant of the intellectual property in question.

     Section 10.3 ASSIGNMENT. Neither Hybridon nor Isis may assign this Agreement in whole or in part without the consent of the other Party, except if such assignment occurs in connection with the sale or transfer of all or substantially all of the business or assets of the assigning Party to which the subject matters of this Agreement pertains.

     Section 10.4 ENTIRE AGREEMENT; AMENDMENTS. This Agreement, together with the Master Agreement, constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes all previous arrangements with respect to the subject matter hereof, whether written or oral. Any amendment or modification to this Agreement shall be made in writing signed by both Parties.

     Section 10.5 NOTICES.

     Notices to Hybridon shall be addressed to:

                 Hybridon, Inc.
                 345 Vassar Street
                 Cambridge, Massachusetts 02139
                 Attention:  Chief Executive Officer

     with a copy to:

                 Holland and Knight, LLP
                 10 St. James Avenue
                 Boston, Massachusetts 02116
                 Attention:  James Pollock, Esq.

                 And

                 Hale and Dorr LLP
                 60 State Street
                 Boston, MA  02109
                 Attention:  David E. Redlick, Esq.



     Notices to Isis shall be addressed to:

                 Isis Pharmaceuticals, Inc.
                 2292 Faraday Avenue
                 Carlsbad, California 92008
                 Attention:  Chief Executive Officer
                 Copy to:  Executive Vice President

     Any Party may change its address by giving notice to the other Party in the manner herein provided. Any notice required or provided for by the terms of this Agreement shall be in writing and shall be (a) delivered personally, (b) sent by registered or certified mail, return receipt requested, postage prepaid, (c) sent via a reputable overnight courier service, or (d) sent by facsimile transmission with an original to be followed the same day via a reputable overnight courier service, in each case properly addressed in accordance with the paragraph above. The effective date of notice shall be the actual date of receipt by the Party receiving the same.

     Section 10.6 FORCE MAJEURE. No failure or omission by a Party in the performance of any of its obligations of this Agreement shall be deemed a breach of this Agreement or create any liability if the same shall arise from any cause or causes beyond the control of such Party, including, but not limited to, the following: acts of God; acts or omissions of any government; any rules, regulations or orders issued by any governmental authority or by any officer, department, agency or instrumentality thereof; fire; storm; flood; earthquake; accident; war; rebellion; insurrection; riot; and invasion and provided that such failure or omission resulting from one of the above causes is cured as soon as is practicable after the occurrence of one or more of the above-mentioned causes.

     Section 10.7 DISCLOSURE OF PROVISIONS OF AGREEMENT.

          (a) Each Party agrees to hold as confidential the terms of this Agreement, except that (i) Hybridon may furnish a copy of this Agreement to UMass, Isis may furnish a copy of this Agreement to MBI (other than Exhibits containing information relating to patent applications of Hybridon) and each Party shall have the right to disclose the terms of this Agreement (other than the information on the Exhibits hereto relating to patent applications of Isis or Hybridon) to potential investors and other third parties in connection with financing activities and to potential collaborators, provided that any such third party has entered into a written obligation with the disclosing Party to treat such information and materials as confidential and to not use the information and materials for any purposes other than the evaluation of the potential investment or collaboration and that the disclosing Party shall enforce against the third party recipient of such information and materials, for and on behalf of the other Party, such written obligation, and (ii) each Party may furnish a copy of this Agreement or disclose the terms of this Agreement if such is required to be disclosed by the receiving Party to comply with applicable laws, to defend or prosecute litigation or to comply with governmental regulations, PROVIDED THAT the receiving Party provides prior written notice of such disclosure to the disclosing Party and takes reasonable and lawful actions to avoid and/or minimize the degree of such disclosure. At the request of the other Party, the disclosing Party shall use commercially reasonable efforts to enforce such obligations against such third parties.

          (b) Notwithstanding Section 10.7(a) to the contrary, either Party may include this Agreement, in any report, statement or other document filed by such Party with the United States Securities and Exchange Commission (the "SEC"). In such event, the disclosing Party shall use reasonable efforts to obtain, to the extent permitted by law, confidential treatment from the SEC of any trade secrets and commercial or financial information of a privileged or confidential nature, including without limitation all information on the Exhibits hereto relating to patent applications of Isis or Hybridon, and shall notify the other Party as to such efforts and all related communications with the SEC; provided that notwithstanding the foregoing no Party shall submit a confidentiality request or include this Agreement without the prior review and approval of the confidentiality request by the other Party, which review and approval shall not be unreasonably withheld or delayed.

     Section 10.8 INDEPENDENT CONTRACTORS. It is understood and agreed that the relationship between the Parties hereunder is that of independent contractors and that nothing in this Agreement shall be construed as authorization for either Party to act as agent for the other.

     Section 10.9 NO STRICT CONSTRUCTION. This Agreement has been prepared jointly and shall not be strictly construed against any Party.

     Section 10.10 HEADINGS. The captions or headings of the Sections or other subdivisions hereof are inserted only as a matter of convenience or for reference and shall have no effect on the meaning of the provisions hereof.

     Section 10.11 NO IMPLIED WAIVERS; RIGHTS CUMULATIVE. No failure on the part of either Party to exercise, and no delay in exercising, any right, power, remedy or privilege under this Agreement, or provided by statute or at law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege. In particular, the Parties hereby agree that termination of the licenses or sublicenses granted under this Agreement as provided in Article IX shall not be the exclusive remedy of a Party in the event of a breach of this Agreement or the Master Agreement by the other Party and that the non-breaching Party shall be entitled to seek any and all other remedies to which the non-breaching Party may be entitled at law or in equity.

     Section 10.12 SEVERABILITY. If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties as nearly as may be possible and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

     Section 10.13 EXECUTION IN COUNTERPARTS. This Agreement may be executed in counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

     Section 10.14 NO CONSEQUENTIAL DAMAGES. NEITHER PARTY HERETO WILL BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES.

     Section 10.15 PATENT VALIDITY. Notwithstanding anything in this Agreement to the contrary, neither Party represents and warrants or shall be deemed to have represented and warranted to the other Party that the Hybridon Intellectual Property (in the case of Hybridon) and the Isis Intellectual Property and the Tullis Patents (in the case of Isis) are valid or otherwise enforceable.






                    [Remainder of page intentionally omitted]

     IN WITNESS WHEREOF, the Parties have executed this License Agreement as of the Effective Date.

                              ISIS PHARMACEUTICALS, INC.

                              By: /s/ B. Lynne Parshall
                              --------------------------------------------------
                              Name:  B. Lynne Parshall
                                   ---------------------------------------------
                              Title: Executive Vice President
                                    --------------------------------------------

                              HYBRIDON, INC.

                              By: /s/ Sudhir Agrawal
                              --------------------------------------------------
                              NAME:  Sudhir Agrawal
                                   ---------------------------------------------
                              TITLE: President and CSO
                                    --------------------------------------------

                              /s/ Robert Andersen, CFO
                              --------------------------------------------------

                                   EXHIBIT A

                                      [*]




* Confidential Treatment Requested

                                   EXHIBIT B1

                                      [*]




* Confidential Treatment Requested

                                   EXHIBIT B2

                                      [*]




* Confidential Treatment Requested

                                   EXHIBIT C

                                      [*]




* Confidential Treatment Requested

                                   EXHIBIT D

                                      [*]




* Confidential Treatment Requested

                                   EXHIBIT E

                                      [*]




* Confidential Treatment Requested

                                   EXHIBIT F

                                      [*]




* Confidential Treatment Requested

                                   EXHIBIT G

                                      [*]




* Confidential Treatment Requested

                                   EXHIBIT H-1

                         THIRD PARTY LICENSE AGREEMENTS

Methylgene

AMENDED AND RESTATED LICENSE AGREEMENT MADE EFFECTIVE AS OF JANUARY 4, 1996, AS AMENDED AND RESTATED ON SEPTEMBER 21, 2000.

Origenix

LICENSE AGREEMENT DATED AS OF JANUARY 22, 1999 BETWEEN HYBRIDON AND ORIGENIX.

Epigenesis

DEVELOPMENT AND LICENSE AGREEMENT BETWEEN EPIGENESIS PHARMACEUTICALS, INC. AND HYBRIDON, INC., DATED AS OF AUGUST 9, 2000.

Boston Biosystems, Inc. (BBI)

PNT MONOMER PATENT LICENSE AND OPTION AGREEMENT DATED AS OF SEPTEMBER 20, 2000 BY AND BETWEEN HYBRIDON AND BBI.

OLIGONUCLEOTIDE PURIFICATION PATENT LICENSE AGREEMENT DATED AS OF SEPTEMBER 20, 2000 BY AND BETWEEN HYBRIDON AND BBI.

INTERFERENCE PATENT SUBLICENSE OPTION AGREEMENT DATED AS OF SEPTEMBER 20, 2000 BY AND BETWEEN HYBRIDON AND BBI.

                                   EXHIBIT H-2

                            OTHER LICENSE AGREEMENTS

UMass Agreement

LICENSE AGREEMENT DATED AS OF FEBRUARY 21, 1990 AND RESTATED AS OF SEPTEMBER 8, 1993 BY AND BETWEEN HYBRIDON AND UNIVERSITY OF MASSACHUSETTS MEDICAL CENTER (FORMERLY THE WORCESTER FOUNDATION FOR BIOMEDICAL RESEARCH, INC.)

IDT Agreement

Non-Exclusive License Agreement dated as of March 12, 1999 between Integrated DNA Technologies, Inc. and Hybridon

                                    EXHIBIT I

                                      [*]




* Confidential Treatment Requested






                                    EXHIBIT J

                                 UMASS AGREEMENT

Incorporated by reference to Exhibit 10.1 to Hybridon's Registration Statement on Form S-1 (File No. 33-99024)




                                   EXHIBIT K

                                      [*]



* Confidential Treatment Requested

                                   EXHIBIT L

                                      [*]



* Confidential Treatment Requested

                                   EXHIBIT M

                                      [*]



* Confidential Treatment Requested